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                                                                      Exhibit 1

                        ERP OPERATING LIMITED PARTNERSHIP
                        (an Illinois limited partnership)

                   $300,000,000 6.95% Notes due March 2, 2011

                                 TERMS AGREEMENT


                                                        Dated: February 27, 2001

To:       ERP Operating Limited Partnership
          c/o Equity Residential Properties Trust
          Two North Riverside Plaza
          Chicago, Illinois 60606
          Attention: David J. Neithercut

Ladies and Gentlemen:

         We (the "Representatives") understand that ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), proposes to issue and sell $300,000,000 aggregate principal amount of 6.95% Notes due March 2, 2011 (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below (the "Underwriters") severally, and not jointly, agree to purchase the respective amounts of the Underwritten Securities set forth below opposite their respective names, at the purchase price set forth below.

                                                 Principal Amount of
         Underwriter                          Underwritten Securities
         -----------                          -----------------------

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated......................             $ 112,500,000
Chase Securities Inc......................               112,500,000
Banc of America Securities LLC............                37,500,000
Salomon Smith Barney Inc. ................                37,500,000
                                                       -------------
         Total............................             $ 300,000,000
                                                       =============

          The Underwritten Securities shall have the following terms:


TITLE:                           6.95% Notes due March 2, 2011

PRINCIPAL AMOUNT TO BE ISSUED:   $300,000,000

CURRENCY:                        U.S. Dollars

CURRENT RATINGS:                 A3 by Moody's Investors Services, Inc.
                                 BBB+ by Standard & Poor's Ratings Services

FORM:                            Registered book-entry form


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INITIAL PRICE TO PUBLIC:         99.772% of the principal amount of the
                                 Underwritten Securities plus accrued interest,
                                 if any, from March 2, 2001

PURCHASE PRICE:                  99.122% of the principal amount of the
                                 Underwritten Securities

SETTLEMENT DATE, TIME            March 2, 2001, at 9:00 a.m. New York City
AND PLACE:                       time at the offices of Piper Marbury Rudnick &
                                 Wolfe, 203 North LaSalle Street, Suite 1800,
                                 Chicago, Illinois 60601 for the delivery of
                                 documents; delivery of funds on March 2, 2001,
                                 in accordance with DTC procedures for the
                                 Underwritten Securities

STATED MATURITY DATE:            March 2, 2011

INTEREST RATE:                   6.95%

INTEREST PAYMENT DATES:          Interest on the Notes will be payable semi-
                                 annually in arrears, on March 2 and
                                 September 2 of each year, beginning
                                 September 2, 2001

ADDITIONAL CO-MANAGERS,          Chase Securities Inc., Banc of America
IF ANY:                          Securities LLC and Salomon Smith Barney Inc.

REDEMPTION:                      ERP may redeem the Underwritten Securities,
                                 at any time, in whole or, from time to time,
                                 in part, at the election of ERP, at a
                                 redemption price equal to the sum of (i) the
                                 principal amount of the Underwritten
                                 Securities being redeemed plus accrued
                                 interest thereon to the redemption date and
                                 (ii) the Make-Whole Amount (as defined in the
                                 Prospectus), if any, with respect to such
                                 Underwritten Securities (collectively, the
                                 "Redemption Price").  Notice of any optional
                                 redemption of any Underwritten Securities will
                                 be given to holders at their addresses, as
                                 shown in the Security Register, not more than
                                 60 nor less than 30 days prior to the date
                                 fixed for redemption. The notice of redemption
                                 will specify, among other items, the
                                 Redemption Price and the principal amount
                                 of the Underwritten Securities held by such
                                 persons to be redeemed.

DELAYED CONTRACTS:               Not authorized

OTHER:                           ERP is required to maintain Total Unencumbered
                                 Assets (as defined in the Prospectus) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt
                                 (as defined in the Prospectus) of ERP.

          All the provisions contained in the document attached as ANNEX A hereto entitled "ERP Operating Limited Partnership--Debt Securities--Standard Underwriting Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                                       -2-

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          Please accept this offer no later than 6:00 P.M. (New York City time)
on February 27, 2001, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                          Very truly yours


                                          MERRILL LYNCH & CO.
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



                                          By:  /s/ John C. Brady
                                               ------------------
                                               Name:   John C. Brady
                                               Title:  Managing Director

                                          Acting on behalf of itself and the
                                          other named Underwriters.


Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
     not individually but as General Partner



     By:   /s/ David J. Neithercut
           ------------------------
           Name:    David J. Neithercut
           Title:   Executive Vice-President
                    Chief Financial Officer